UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2005

Hartman Commercial Properties REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100

Houston, Texas 77043

(Address of principal executive offices)

(Zip Code)

(713) 467-2222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 9.01 Financial Statements and Exhibits

SIGNATURE

On March 14th, 2005, the Registrant purchased an office building containing approximately 106,169 rentable square feet located on an approximately 3.4963-acre tract of land in Houston, Texas (“Woodlake Plaza”). The total purchase price of Woodlake Plaza was $5.5 million, plus closing costs. The purchase price for the transaction was determined through negotiations between CSFB 1998-P1 Gessner Office Limited Partnership, the seller, and the Registrant. In evaluating Woodlake Plaza as a potential acquisition and determining the appropriate amount of consideration to be paid by the Registrant, a variety of factors were considered, including the amount of rental income, expected capital expenditures, costs of maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, and occupancy. Hartman Management, L.P., which is the Registrant’s advisor, believes that Woodlake Plaza is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. CSFB 1998-P1 Gessner Office Limited Partnership is not affiliated with the Registrant, Hartman REIT Operating Partnership, L.P., Hartman REIT Operating Partnership II, L.P., or Hartman Management, L.P.

Woodlake Plaza, which was built 1975, includes among its major tenants Hibernia Corporation, Management Alliance Group and Rock Solid Images.

Hibernia Corporation is a financial holding company that, through its banking and non-banking subsidiaries principally Hibernia National Bank, provides an array of financial products and services throughout Louisiana and portions of Texas. As of December 31, 2004, the Company operated in 314 locations in 34 Louisiana parishes and 34 Texas counties and two mortgage loan production and retail brokerage services offices in southern Mississippi. The Company also maintains a transactional website that offers certain banking services online. The annual base rent payable under the Hibernia lease is $ 15.50 per rentable square foot. The lease expires on October 31, 2012, and Hibernia has an option to extend its lease for a period of 10 years.

Management Alliance Group is a human resources and employment services firm providing staffing solutions in specific professional and technical skill sets to Fortune 500 corporations and other organizations in the United States. The Company offers three kinds of staffing solutions: permanent placement, specialty/temporary and contract staffing. During the year ended Management Alliance Group conducts its business from offices in Dallas, Houston and Austin, Texas; Atlanta, Georgia; Denver, Colorado; Phoenix, Arizona; Philadelphia, Pennsylvania, and Raleigh, North Carolina. The annual base rent payable under the Management Alliance Groups lease is $13.50 per rentable square foot. The lease expires on September 30th, 2008.

Rock Solid Images provides solutions for seismic reservoir characterization, and specializes in the integration of surface seismic and borehole data to build seismic-scale models of reservoir properties such as porosity and fluid saturation. In addition to providing turn-key seismic reservoir studies, Rock Solid Images develops software for rock-physics and seismic modeling and seismic attribute calculation and classification via industry funded consortia. The annual base rent payable under the Rock Solid Images lease is $13.00 per rentable square foot. The lease expires on July 31, 2009, and Rock Solid Images has an option to extend its lease for a period of 5 years.

The current aggregate annual base rent for all tenants in Woodlake Plaza is approximately $1,370,403.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

Because the value of the acquisition of Woodlake Plaza was less than 10% of the total assets of the Registrant, and such acquisition is not deemed to involve a “significant amount of assets” as such term is defined in Instruction 4 to Item 2.01 of Form 8-K, and because as of the date of this filing, the Registrant has not acquired any property other than Woodlake Plaza during the calendar year 2004, the Registrant is not required to, and will not be, filing the Item 9.01 financial statements for the Woodlake Plaza acquisition.

(b)                                  Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN COMMERCIAL PROPERTIES REIT

Dated: March 16, 2005	By:	/s/ Robert W. Engel
Name: Robert W. Engel
Title: Chief Financial Officer